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                                TELIGENT, INC.
                              8065 LEESBURG PIKE
                               VIENNA, VA 22182

                           Telephone (703) 762-5100
                           Facsimile (703) 762-5200

May 21, 1998

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

  Re:Teligent, Inc.
    Registration Statement on Form S-4

Ladies and Gentlemen:

  On behalf of Teligent, Inc., a Delaware corporation (the "Company"), we hereby electronically transmit, pursuant to Regulation S-T promulgated by the Securities and Exchange Commission (the "Commission"), the initial filing of the Registration Statement of the Company on Form S-4 (the "Registration Statement") for filing under the Securities Act of 1933, as amended (the "Securities Act").

  The Company is filing the Registration Statement in order to register $440,000,000 principal amount at maturity of the Company's 11 1/2% Series B Senior Discount Notes due 2008 (the "Notes"). The Notes will be offered to existing holders in exchange for the Company's 11 1/2% Senior Discount Notes due 2008, which were recently issued by the Company in an offering pursuant to Rule 144A under the Securities Act.

  Attached as Exhibit A hereto is a draft of the supplemental letter from the Company which contains the supplemental representations outlined in the Morgan Stanley & Co. Inc. and Shearman & Sterling no-action letters and states that the Company is registering the Exchange Offer in reliance on the Staff's position set forth in the Exxon Capital Holdings Corp., Morgan Stanley & Co. Inc. and Shearman & Sterling no-action letters.

  Please note that a fee payable to the Commission in the amount of seventy thousand seven hundred and forty one dollars ($70,741) in payment of the applicable filing fee has been wired to the Commission's account at Melon Bank in Pittsburgh, Pennsylvania.

  Please contact the undersigned at (703) 762-5539, Mark C. Smith of Skadden, Arps, Slate, Meagher & Flom LLP at (212) 735-3330 or Michael G. Manasse of Skadden, Arps, Slate, Meagher & Flom LLP at (212) 735-3763 should your require further information or have any questions.

                                          Very truly yours,

                                          /s/ Thomas J. Aprahamian

Attachment
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                                                                      EXHIBIT A

                                TELIGENT, INC.
                              8065 LEESBURG PIKE
                               VIENNA, VA 22182
                                (703) 762-5100

                                                                    [   ], 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

           Re: Supplemental Letter With Respect to Teligent, Inc.'s
                      Registration Statement on Form S-4

Dear Sir or Madam:

  Teligent, Inc. (the "Company") is registering the exchange offer pursuant to its Registration Statement on Form S-4 (the "Exchange Offer") in reliance on the staff of the Securities and Exchange Commission's position enunciated in Exxon Capital Holdings Corporation (available April 13, 1989), Morgan Stanley & Co. Incorporated (available June 5, 1991) and Shearman & Sterling (available July 2, 1993). The Company represents as follows:

  1. The Company has not entered into any arrangement or understanding to distribute the securities to be received in the Exchange Offer (the "Securities") and to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the Securities in its ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Securities.

  2. The Company will make each person participating in the Exchange Offer aware (through the Exchange Offer prospectus or otherwise) that if the Exchange Offer is being registered for the purpose of secondary resales, any securityholder using the Exchange Offer to participate in a distribution of the Securities (a) could not rely on the staff position enunciated in Exxon Capital Holdings Corporation (available April 13, 1989) or similar letters and
(b) must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), in connection with a secondary resale transaction.

  3. The Company acknowledges that such a secondary resale transaction should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K under the Securities Act.

  4. The Company will make each person participating in the Exchange Offer aware (through the Exchange Offer prospectus) that any broker-dealer who holds Old Notes (as defined in the Exchange Offer prospectus) acquired for its own account as a result of market-making activities or other trading activities, and who receives Securities in exchange for such Old Notes pursuant to the Exchange Offer, may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act (as defined in Shearman & Sterling (available July 2, 1993)) in connection with any resale of such Securities.

  5. The Company will include in the transmittal letter or similar documentation to be executed by an exchange offeree in order to participate in the Exchange Offer the following additional provisions:

  (a) If the exchange offeree is not a broker-dealer, an acknowledgement that it is not engaged in, and does not intend to engage in, a distribution of the Securities.

  (b) If the exchange offeree is a broker-dealer holding Old Notes acquired for its own account as a result of market-making activities or other trading activities, an acknowledgement that it will deliver a